AMENDMENT NO. 1 TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 1 to Fund of Funds Investment Agreement (the “Amendment”), dated as of May 1, 2025, is made by and among Prudential Investment Portfolios 3, Prudential Investment Portfolios 16, Advanced Series Trust, and The Prudential Series Fund, on behalf of their series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust, on behalf of each of its series listed on Schedule B, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each of Prudential Investment Portfolios 3, Prudential Investment Portfolios 16, Advanced Series Trust, The Prudential Series Fund, SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust (the “Parties”) are parties to the Fund of Funds Investment Agreement (the “Agreement”) dated January 19, 2022; and

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

Notwithstanding anything to the contrary in the Agreement, until May 30, 2025, any Acquiring Fund that was not listed on the Schedule A in effect immediately prior to this Amendment No. 1 is prohibited from making an initial acquisition of shares of any Acquired Fund in excess of the Section 12(d)(1)(A)(i) limits of the 1940 Act.

2.Each reference to “Schedule B” in this Amendment shall refer to the Schedule B to the

Agreement in effect as of January 19, 2022.

3.All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

4.All other terms, conditions, provisions, and sections of the Agreement shall remain in full force and effect.

5.This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

Information Classification: General

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

SPDR SERIES TRUST

SPDR INDEX SHARES FUNDS SSGA ACTIVE TRUST

(each on behalf of their series listed on Schedule B, severally and not jointly)

By:	/s/ Ann M. Carpenter

Name: Ann M. Carpenter

Title: President

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Information Classification: General

THE FOLLOWING ACQUIRING FUND REGISTRANTS LISTED ON SCHEDULE A HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES, SEVERALLY NOT JOINTLY

Prudential Investment Portfolios 3

Prudential Investment Portfolios 16

By: /s/ Scott E. Benjamin

Name: Scott E. Benjamin

Title: Vice President

Advanced Series Trust

The Prudential Series Fund

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title: President and Principal Executive Officer

Information Classification: General

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Registrant: Prudential Investment Portfolios 3

Series: PGIM Real Assets Fund

Registrant: Prudential Investment Portfolios 16

Series: PGIM Income Builder Fund

Registrant: Advanced Series Trust

Series: AST Multi-Asset Diversified Plus Portfolio

Series: AST Multi-Asset Diversified Portfolio

Series: AST Balanced Asset Allocation Portfolio

Series: AST Aggressive Asset Allocation Portfolio

Series: AST Preservation Asset Allocation Portfolio

Series: AST Prudential Flexible Multi-Strategy Portfolio

Series: AST PGIM Aggressive Multi-Asset Portfolio

Series: AST Core Fixed Income Portfolio (added on 4/28/25)

Series: AST International Equity Portfolio (added on 4/28/25)

Series: AST Large-Cap Equity Portfolio (added on 4/28/25)

Series: AST Large-Cap Growth Portfolio (added on 4/28/25)

Series: AST Large-Cap Value Portfolio (added on 4/28/25)

Series: AST Quantitative Modeling Portfolio (added on 4/28/25)

Series: AST Small-Cap Equity Portfolio (added on 4/28/25)

Registrant: The Prudential Series Fund

Series: PSF Stock Index Portfolio (all classes)

Series: PSF Global Portfolio (added on 4/28/25)

Series: PSF PGIM 50/50 Balanced Portfolio (added on 4/28/25)

Series: PSF PGIM Flexible Managed Portfolio (added on 4/28/25)

Series: PSF PGIM High Yield Bond Portfolio (added on 4/28/25)

Series: PSF PGIM Jennison Blend Portfolio (added on 4/28/25)

Series: PSF PGIM Jennison Growth Portfolio (added on 4/28/25)

Series: PSF PGIM Jennison Value Portfolio (added on 4/28/25)

Series: PSF PGIM Total Return Bond Portfolio(added on 4/28/25)

Series: PSF Small-Cap Stock Index Portfolio (added on 4/28/25)

Information Classification: General